UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 25, 2022

QURATE RETAIL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Series A common stock	QRTEA	The Nasdaq Stock Market LLC
Series B common stock	QRTEB	The Nasdaq Stock Market LLC
8.0% Series A Cumulative Redeemable Preferred Stock	QRTEP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

Pursuant to the terms of the previously disclosed Stock Exchange Agreement, dated as of June 3, 2021 (the “Maffei Stock Exchange Agreement”), by and between Gregory B. Maffei (“Mr. Maffei”) and Qurate Retail, Inc. (“Qurate Retail”), on March 25, 2022, Mr. Maffei transferred to Qurate Retail an aggregate of 229,022 shares of Series A common stock of Qurate Retail received by Mr. Maffei upon vesting of the performance-based restricted stock unit award granted to Mr. Maffei on March 10, 2021 and in exchange, Qurate Retail issued to Mr. Maffei an equivalent number of shares of Series B common stock of Qurate Retail (collectively, the “Exchange”). The shares of Series B common stock issued by Qurate Retail to Mr. Maffei pursuant to the Maffei Stock Exchange Agreement were not registered under the Securities Act of 1933, as amended, in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. Each share of Qurate Retail’s Series B common stock is convertible, at the option of the holder into one share of Qurate Retail’s Series A common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2022

QURATE RETAIL, INC.

By:	/s/ Brittany Uthoff
Name: Brittany Uthoff
Title: Vice President

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